EXHIBIT 10.27

WAIVER

THIS WAIVER (this "Waiver") is dated as of March 13, 2008, by and among NewCardio, Inc., a Delaware corporation (the "Company"), and the holders identified on the signature pages hereto (collectively, the "Holders"). Unless otherwise defined herein, all capitalized terms used herein shall have the respective meanings provided such terms in the Registration Rights Agreement referred to below.

WHEREAS, the Company and the Holders are parties to a Registration Rights Agreement dated as of December 27, 2007 (the "Registration Rights Agreement");

WHEREAS, pursuant to Section 2(b) of the Registration Rights Agreement, if the Company fails to respond in writing to comments from the Commission in respect of a Registration Statement within 20 calendar days after receipt of such comments from the Commission, the Holders are entitled to liquidated damages equal to 2% of the aggregate purchase price paid by each Holder pursuant to the Purchase Agreement for any unregistered Registrable Securities then held by such Holder (the "Liquidated Damages");

WHEREAS, the Company received comments from the Commission in respect of the Registration Statement filed with the Commission on February 11, 2008, in a letter dated March 7, 2008 (the "Comment Letter");

WHEREAS, the parties agree that the Company should respond to the Comment Letter after the Company files its Annual Report on Form 10-K on March 31, 2008;

WHEREAS, the Holders hold a majority of the currently outstanding Registrable Securities (including all Registrable Securities issuable upon exercise or conversion of any Security) and, as such, pursuant to Section 6(f) of the Registration Rights Agreement, the Holders may waive the right of all Holders to receive the Liquidated Damages;

WHEREAS, the Holders hereby agree to waive the right of all Holders to receive the Liquidated Damages in connection with the Company's failure to respond in writing to the Comment Letter within 20 calendar days of its receipt of the Comment Letter.

WHEREAS, subject to the terms and conditions set forth herein, the parties hereto agree as follows.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.    Waiver. Pursuant to Section 6(f) of the Registration Rights Agreement, the Holders hereby waive the right of all Holders to receive the Liquidated Damages they would otherwise be entitled to pursuant to Section 2(b)(iii) until April 15th, 2008.

2.    Amendment. Definitions of Filing Date and Effective Date are hereby amended as follows:

"Filing Date" means, with respect to the Initial Registration Statement required hereunder, April 15th, 2008, with respect to any additional Registration Statements which may be required pursuant to Section 3(c), the earliest practical date on which the Company is permitted by SEC Guidance to file such additional Registration Statement related to the Registrable Securities.

"Effectiveness Date" means, with respect to the Initial Registration Statement required to be filed hereunder, May 31st, 2008 (or, in the event of a "full review" by the Commission, July 30th, 2008, or, if such "full review" includes comments from the Commission regarding the availability of Rule 415, August 31st, 2008) and with respect to any additional Registration Statements which may be required pursuant to Section 3(c), the 90th calendar day following the date on which an additional Registration Statement is required to be filed hereunder; provided, however, that in the event the Company is notified by the Commission that one or more of the above Registration Statements will not be reviewed or is no longer subject to further review and comments, the Effectiveness Date as to such Registration Statement shall be the fifth Trading Day following the date on which the Company is so notified if such date precedes the dates otherwise required above.

3.    Miscellaneous.

a.    This Waiver is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Registration Rights Agreement.

b.    This Waiver may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterpart, when executed and delivered, shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be held by the Company.

c.    THIS WAIVER AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

[Signature Pages Follow]

[SIGNATURE PAGE FOR THE COMPANY]

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Waiver to be duly executed and delivered as of the date first above written.

NEWCARDIO, INC.

By:	/s/ Richard D. Brounstein
Richard D. Brounstein
Chief Financial Officer

[SIGNATURE PAGE FOR HOLDERS WHICH ARE ENTITIES]

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Waiver to be duly executed and delivered as of the date first above written.

Vision Opportunity Master Fund, Ltd.
Name of Holder (Print or Type)

By:	/s/ Adam Benowitz
Signature

Its:	Adam Benowitz
Title: Director

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